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                                                                  Exhibit 4.7




                                WARRANT AGREEMENT

                                     BETWEEN

                           BENTON OIL AND GAS COMPANY

                                       AND

            VENEZOLANA DE INVERSIONES Y CONSTRUCCIONES CLERICO, C.A.






                            DATED AS OF JULY 15, 1994


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         This WARRANT AGREEMENT is dated as of July 15, 1994, between Benton Oil and Gas Company, a Delaware corporation (the "Company") and Venezolana de Inversiones y Construcciones Clerico, C.A., a Venezuela corporation ("Consultant").


         WHEREAS, Consultant has provided certain consulting services to the Company in connection with its Venezuelan operations and the Company and the Consultant contemplate that Consultant may be asked to render similar consulting services to the Company in the future.

         WHEREAS, the Company proposes to issue to Consultant as compensation for consulting services previously rendered and Consultant's agreement to provide such similar services in the future as may be necessary, common stock purchase warrants (the "Warrants") to purchase up to 150,000 shares (the "Warrant Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), each Warrant entitling the holder thereof to purchase one share of Common Stock.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein and for other good and valuable consideration, the parties hereto agree as follows:


         1. ISSUANCE OF WARRANTS; FORM OF WARRANT. The Company will issue and deliver the Warrants to Consultant in consideration for, and as compensation to Consultant in connection with consulting services rendered to the Company and for Consultant providing similar services to the Company in the future. The number of Warrants to be issued and delivered shall be 150,000. No cash consideration will be paid by Consultant for the Warrants. The text of each Warrant, of the purchase form and of each assignment form to be printed on the reverse thereof shall be substantially as set forth in Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, President, Treasurer or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the present or future Secretary or an Assistant Secretary of the Company. A Warrant bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the delivery of such Warrant or did not hold such offices on the date of this Agreement.

         Warrants shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.


         2. REGISTRATION. The Warrants shall be numbered and shall be registered on the books of the Company (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a




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fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of Consultant in such denominations as Consultant may request in writing to the Company.


         3. EXCHANGE OF WARRANT CERTIFICATES. Subject to any restriction upon transfer set forth in this Agreement, each Warrant certificate may be exchanged at the option of the Holder thereof for another certificate or certificates of different denominations entitling the Holder thereof to purchase upon surrender to the Company or its duly authorized agent a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested. Any Warrant issued upon exchange, transfer or partial exercise of the Warrants shall be the valid obligation of the Company, evidencing the same generic rights and entitled to the same generic benefits under this Agreement as the Warrants surrendered for such exchange, transfer or exercise.


         4. RESTRICTIONS ON TRANSFER. The Warrants shall be transferable only on the Warrant Register upon delivery to the Company of the Warrant certificate or certificates duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. Notwithstanding the foregoing the Company shall have no obligation to cause Warrants to be transferred on its books to any person, unless the Holder of such Warrants shall furnish to the Company evidence of compliance with the Securities Act of 1933, as amended (the "Act"), in accordance with the provisions of Section 11 of this Agreement.


         5.       Term of Warrants; Exercise of Warrants.
                  --------------------------------------

                  (a) Each Warrant entitles the Holder thereof to purchase one share of Common Stock subject to adjustment in accordance with Section 9 hereof, until 5:00 P.M., Los Angeles time, on July 15, 2004 (the "Expiration Date") at a purchase price of $7.50 per share (the "Warrant Price"), at the following times when such Warrant shall become exercisable (the "Date Exercisable"):



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         (i)      Warrants to purchase 50,000 Warrant Shares shall be
                  exercisable at any time from 9:00 A.M., Los Angeles time on July 15, 1994 to the Expiration Date;

         (ii) Warrants to purchase 50,000 Warrant Shares shall become exercisable at any time from 9:00 A.M., Los Angeles time on July 15, 1995 to the Expiration Date; and

         (iii) Warrants to purchase 50,000 Warrant Shares shall become exercisable at any time from 9:00 A.M., Los Angeles time on July 15, 1996 to the Expiration Date.


                  (b) The Warrant Price and the number of shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 9 of this Agreement. Subject to the provisions of this Agreement, each Holder shall have the right, which may be exercised as expressed in such Warrants, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable shares of Common Stock specified in such Warrants, upon surrender to the Company, or its duly authorized agent, of such Warrants, with the purchase form on the reverse thereof duly filled in and signed, and upon payment to the Company of the Warrant Price, as adjusted in accordance with the provisions of Section 9 of this Agreement, for the number of shares in respect of which such Warrants are then exercised. Payment of such Warrant Price may be made only in cash, or by certified or official bank check.

         Upon such surrender of Warrants, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and (subject to receipt of evidence of compliance with the Act in accordance with the provisions of Section 11 of this Agreement) in such name or names as the Holder may designate, a certificate or certificates for the number of full shares of Common Stock so purchased upon the exercise of such Warrants, together with cash, as provided in
Section 10 of this Agreement, in respect of any fraction of a share of such stock otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid; PROVIDED, HOWEVER, that if, at the time of surrender of the Warrant and payment of such Warrant Price, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of the Warrants shall be closed, the certificates for the shares in respect of which the Warrants are then exercised shall be issuable as of the date on which such books shall next be opened whether before, on or after the Expiration Date and until such date the Company shall be under no duty to deliver any certificate for such shares; PROVIDED, FURTHER, however, that the transfer books shall not be closed at any one time for a period longer than five days unless otherwise required by law. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of less than all of the shares purchasable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued.



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         5.1. COMPLIANCE WITH GOVERNMENT REGULATIONS. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise or conversion of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange, before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be, PROVIDED, HOWEVER, that in no event shall such shares of Common Stock be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect.


         6. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants and any securities issued pursuant to Section 9 hereof; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares and any securities issued pursuant to Section 9 hereof in a name other than that of the Holder of such Warrants.


         7. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity or bond, if requested, also reasonably satisfactory to the Company. An applicant for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.


         8. RESERVATION OF WARRANT SHARES; PURCHASE AND CANCELLATION OF WARRANTS. There have been reserved out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and the transfer agent for the Common Stock ("Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply the Transfer Agent and any such subsequent transfer agent with duly executed stock certificates for such purpose and will itself provide or




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otherwise make available any cash which may be issuable as provided in Section
10 of this Agreement. The Company will furnish to the Transfer Agent and any such subsequent transfer agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 9.3 hereof. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled, and such cancelled Warrants shall constitute sufficient evidence of the number of shares of stock which have been issued upon the exercise of such Warrants (subject to adjustment as herein provided). No shares of stock shall be subject to reservation in respect of the Warrants subsequent to the Expiration Date except to the extent necessary to comply with the terms of this Agreement.


         9. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as hereafter defined.


         9.1. MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

                  (a) In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclass-ification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto regardless of whether the Warrants are exercisable at the time of the happening of such event or at the time of any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) In case the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock, without any charge to such holders, entitling them (for a period expiring within 60 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of Common Stock (as determined in accordance with paragraph (e) below), the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance




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         of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of common stock so offered would purchase at the current market price per share of Common Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

                  (c) In case the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (a) above or in the paragraph immediately following this paragraph) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as determined in accordance with paragraph (e) below) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  In the event of distribution by the Company to all holders of its shares of Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Holder of each Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto regardless of whether the Warrants are exercisable at such time, all subject to further adjustment as provided in this subsection 9.1; PROVIDED, HOWEVER, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

                  (d) For the purpose of any computation under paragraphs (b) and (c) of this Section, the current market price per share of Common Stock at any date shall be the average of the last reported sales prices of the Company's Common Stock, as reported on the National



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         Association of Securities Dealers, Inc. - National Market System
         ("NASDAQ-NMS"), for 30 consecutive trading days commencing 45 trading days before the date of such computation. The last sales price for each day shall be the last such reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ or any comparable system. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price, in good faith, on the basis of such quotations as it considers appropriate.

                  (e) In any case in which this Section 9.1 shall require that any adjustment in the number of Warrant Shares be made effective as of immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuing to the Holder of any Warrant exercised after that record date the shares of Common Stock and other securities of the Company, if any, issuable upon the exercise of any Warrant over and above the shares of Common Stock and other securities of the Company, if any, issuable upon the exercise of any Warrant prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional shares or securities upon the occurrence of the event requiring such adjustment.

                  (f) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                  (g) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                  (h) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b) and
         (c) if the Company issues or distributes to each Holder of Warrants the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto



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         regardless of whether the Warrants are exercisable at the time of the happening of such event or at the time of any record date with respect thereto. No adjustment need be made for a change in the par value of the Warrant Shares.

                  (i) For the purpose of this Section 9.1, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (h), inclusive, above, and the provisions of Section 5 and Sections 9.2 through 9.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

                  (j) Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; PROVIDED, HOWEVER, that no such readjustment shall have the effect of increasing the Warrant Price or decreasing the number of Warrant Shares by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.


         9.2. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Warrant Price to any amount determined appropriate by the Board of Directors of the Company.


         9.3. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to each Holder notice of such



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adjustment or adjustments and a certificate of an officer of the Company setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate, absent manifest error, shall be conclusive evidence of the correctness of such adjustment.


         9.4. NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 9.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.


         9.5. PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with each Holder an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action regardless of whether the Warrants are exercisable at the time of such action; PROVIDED, HOWEVER, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this Section 9.5 shall similarly apply to successive consolidations, mergers, sales, transfers or leases.


         9.6. STATEMENT ON WARRANTS. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.


         10. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the closing price for one share of the Common Stock, as determined in accordance with paragraph (d) of Section 9.1, on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.



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         11. REGISTRATION UNDER THE SECURITIES ACT OF 1933. Consultant
represents and warrants to the Company that Consultant will not dispose of any such Warrants or Warrant Shares except pursuant to (i) an effective registration statement pursuant to Section 11.4 hereof, or (ii) an applicable exemption from registration under the Securities Act of 1933 (the "Act"). In connection with any sale by Consultant pursuant to clause (ii) of the preceding sentence, Consultant shall furnish to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such exemption from registration is available in connection with such sale.


         11.1 CERTIFICATE TO BEAR LEGENDS. The Warrants shall be subject to a stop-transfer order and the certificate or certificates therefor shall bear the following legend by which each Holder shall be bound:

         "THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF
                  COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT, OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. ANY SALE PURSUANT TO CLAUSE (II) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

         The Warrant Shares or other securities issued upon exercise of the Warrants shall, unless issued pursuant to an effective registration statement, be subject to a stop-transfer order and the certificate or certificates evidencing any such Warrant Shares or securities shall bear the following legend by which the Holder thereof shall be bound:

         "THE SHARES OR OTHER SECURITIES REPRESENTED BY THIS CERTIFICATE MAY
                  NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT, OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. ANY SALE PURSUANT TO CLAUSE (II) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH

                  EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."



         11.2 RULE 144. With a view to making available to Holders the benefits of certain rules of the Securities and Exchange Commission (the "Commission") that may permit the sale of securities to the public without registration, the Company hereby covenants and agrees to use its best efforts to file in a timely manner all reports and other documents required to be filed by it under the Act and the Securities Exchange Act of 1934 and the rules and regulations adopted by the Commission thereunder necessary to permit sales under Rule 144 under the Act, and the Company will take such further action to the extent required from time to time to enable Holders to sell Warrant Shares without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.


         11.3 NOTICE OF PROPOSED TRANSFER; REGISTRATION NOT REQUIRED. The holder of each Warrant or Warrant Share, by acceptance thereof, agrees to give prior written notice to the Company of such holder's intention to transfer such Warrant or Warrant Share relating thereto, describing briefly the manner and circumstances of the proposed transfer; PROVIDED, HOWEVER, that no such notice shall be required for a transfer under the registration, qualification or filing for exemption requested in accordance with the provisions of Section 11.4 hereof. Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel. If in the opinion of such counsel the proposed transfer may be effected without registration or qualification under the Federal or State law of such Warrant or Warrant Shares, the Company, as promptly as practicable, shall notify such holder of such opinion and of the terms and conditions, if any, to be observed, whereupon such holder shall be entitled to transfer such Warrant or Warrant Shares, all in accordance with the terms of the notice delivered by the holder to the Company. If such counsel is unable to render such an opinion (in which case said counsel shall set forth in writing the basis for his legal conclusions in this regard), the proposed transfer described in the written notice given pursuant to this subparagraph may not be effected without such registration or qualification or without compliance with the conditions of an exemptive regulation of the Commission or any applicable State securities regulatory authority, the Company shall promptly notify such holder and thereafter such holder shall not be entitled to effect such transfer until receipt of a subsequent notice from the Company pursuant to the immediately preceding sentence or until such registration or qualification, filing or compliance has become effective. All fees and expenses of counsel in connection with the rendition of the opinions provided for in this subparagraph shall be paid by the Company.


         11.4 REQUIRED REGISTRATION AND NOTICE. Upon the written request of any holder of any Warrant or Warrant Shares setting forth such holder's intent to transfer the Warrant Shares (or any portion thereof) ("Registrable Securities"), describing briefly the manner and circumstances of such transfer and requesting that the Company effect a registration or qualification or filing for exemption under applicable Federal or State law of the resale of such Registrable Securities, the Company shall promptly give written notice to all holders of Warrants and Warrant Shares of the proposed registration or qualification or filing for exemption. The Company shall, subject to the conditions of Section 11.5, as expeditiously as possible, endeavor, in good faith, to effect the registration, qualification or filing of exemption for the resale of the outstanding Registrable Securities of all holders of Registrable Securities which shall have advised the Company in writing within 30 days after the giving of such written notice by the Company of their desire to have their Registrable Securities registered, qualified or exempted for resale, with, or notification to or approval of, any governmental authority under the Federal or State law, or listing with any securities exchange, which may be required reasonably to permit the sale or other disposition of any such Registrable Securities which the holders thereof propose to make promptly upon the effectiveness of such registration, qualification or filing of exemption. The Company shall undertake to have such a registration statement filed with the Commission for the resale of the Registrable Securities declared effective by the Commission within 60 days from the date of filing of such registration statement by the Company.

         The Company shall only be obligated by this Section 11.4 to register, qualify or file for exemption of the resale of outstanding shares of common stock which were received by the holders upon exercise of the Warrants prior to the filing of the registration statement, qualification, exemption or notification for resale of such Registrable Securities.

         11.5 CONDITIONS TO REQUIRED REGISTRATION. The Company shall not be required to register, qualify or file or to use its best efforts to effect any registration, qualification or exemption of the resale of the Registrable Securities under the Securities Act or any applicable State securities law or regulation pursuant to Section 11.4:

         (a)  more than one time in any six-month period; or

         (b)  more than one time in 1994; or

         (c)  more than one time in 1995; or

         (d)  more than one time in 1996; or

         (e)  more than one time on or after July 15, 1996; or

         (f) within three months of the filing of or effectiveness of a registration statement related to an underwritten public offering of the Company's securities; or

         (g) unless a request therefor is made to the Company by the holders of at least 30% of the aggregate number of the Registrable Securities.

         The Company shall maintain the effectiveness of any registration statement filed in connection with any such registration and, if necessary, amend the registration statement and supplement the prospectus (i) for a period of two years from the effective date of such registration statement, or (ii) until such time as the Warrant Shares registered thereunder are eleigible for resale pursuant to the provisions of Rule 144, whichever shall occur first.


         11.6 EXPENSES. The Company will pay all expenses (including without limitation registration fees, legal expenses for counsel to the Company and printing expenses) in connection with the registration pursuant to Section 11.4 and the offering and sale pursuant thereto, PROVIDED, HOWEVER, that the Company shall not be obligated to pay any underwriter's or brokers discounts or commissions or fees and expenses of legal counsel to the holders of the Registrable Securities.


         11.7 INDEMNIFICATION. In connection with any registration, qualification, notification, or exemption of securities under Section 11.4, the Company hereby agrees to indemnify the holder of the Registrable Securities, and each underwriter thereof including each person, if any, who controls such Warrant holder or stockholder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities cause by any untrue statement of a material fact contained in any registration statement or prospectus or notification or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based on information furnished to the Company by such holder or, as the case may be, any such underwriter for use therein, and the Company and each officer, director and controlling person of the Company shall be indemnified by each holder of the Registrable Securities for all such losses, claims, damages and liabilities cause by an untrue, or alleged untrue, statement or omission, or alleged omission, based upon information furnished to the Company by such holder for any such use.

         Promptly upon receipt by a party indemnified under this Section 11.7 of notice of commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure to so notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Section 11.7 In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, by the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless the indemnifying party either agrees to pay the same or fails to assume the defense of such action with counsel satisfactory to the indemnified party. No indemnifying party shall be liable for any settlement entered into without its consent.


         12. NO RIGHTS AS STOCKHOLDERS; NOTICE TO HOLDERS. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

                  (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock; or

                  (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease or all or substantially all of its property, assets, and business as an entirety) shall be proposed, then in any one or more of said events the Company shall (a) give notice in writing of such event to the Holders as provided in Section 13 hereof and (b) if there are more than 100 Holders, cause notice of such event to be published once in The Wall Street Journal (national edition), such giving of notice and publication to be completed at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.


         13. NOTICES. Any notice pursuant to this Agreement to be given or made by the Holder of any Warrant or Warrant Shares to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows:

         Benton Oil and Gas Company
         300 Esplanade Drive
         Suite 2000
         Oxnard, California  93030
         Attention:  David H. Pratt

Notices authorized by this Agreement to be given or made to or on the Holder of any Warrant or Warrant Shares shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by registered mail, return receipt requested, postage prepaid, addressed to such Holder at the address of such Holder as shown on the Warrant Register or the Common Stock Register, as the case may be.


         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.


         15. SUPPLEMENTS AND AMENDMENTS. The Company and the Holders may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holders. Any amendment to this Agreement may be effected with the consent of Holders of at least 66 2/3% of the Warrants (for this purpose Warrant Shares shall be deemed to be Warrants in the proportion that Warrant Shares are then issuable upon the exercise of Warrants); provided that, any amendment which shall have the effect of materially adversely affecting the interests of any Holder shall not be effective with respect to such Holder if such Holder shall not have consented thereto.


         16. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.


         17. MERGER OR CONSOLIDATION OF THE COMPANY. So long as this Agreement remains in effect, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement executed and delivered to the Holders, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.


         18. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders of the Warrants and Warrant Shares.


         19. CAPTIONS. The captions of the sections and subsections of this Agreement have been inserted for convenience and shall have no substantive effect.


         20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day, month and year first above written.

                                        BENTON OIL AND GAS COMPANY



                                        BY:
                                           ----------------------------------
                                               David H. Pratt,
                                               Vice President-Finance

(CORPORATE SEAL)

Attest:


---------------------------------
Toni L. Jackson

                                        Venezolana de Inversiones y
                                        Construcciones Clerico, C.A.


                                        By:
                                           ----------------------------------
                                        Name:
                                             --------------------------------
                                        Title:
                                              --------------------------------

Attest:



----------------------------------
Name:
     -----------------------------

                                                                   EXHIBIT A

                          (FORM OF WARRANT CERTIFICATE)


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS AND COMMON STOCK UNDERLYING SUCH WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

         No.                                150,000 Warrants

                        VOID AFTER 5:00 P.M. LOS ANGELES
                              TIME ON JULY 15, 2004
                           BENTON OIL AND GAS COMPANY
                               WARRANT CERTIFICATE


         THIS CERTIFIES THAT for value received Venezolana de Inversiones y Construcciones Clerico, C.A., the registered holder hereof or registered assigns (the "Holder"), is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time from the Date Exercisable (as defined below) until 5:00 P.M., Los Angeles time, on July 15, 2004 (the "Expiration Date") to purchase one fully paid and nonassessable share of the Common Stock (subject to adjustment), par value $0.01 per share (the "Common Stock"), of Benton Oil and Gas Company, a Delaware corporation (the "Company"), at the purchase price of $7.50 per share, subject to adjustment (the "Warrant Price"). Payment of the Warrant Price may be made in cash, or by certified or official bank check. The Warrant shall become exercisable at the following dates (the "Date Exercisable"):

         (i) Warrants to purchase 50,000 shares of Common Stock shall be exercisable at any time from 9:00 A.M., Los Angeles time on July 15, 1994 to the Expiration Date;

         (ii) Warrants to purchase 50,000 shares of Common Stock shall become exercisable at any time from 9:00 A.M., Los Angeles time on July 15, 1995 to the Expiration Date; and

         (iii) Warrants to purchase 50,000 shares of Common Stock shall become exercisable at any time from 9:00 A.M., Los Angeles time on July 15, 1996 to the Expiration Date.


         This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of July 15, 1994 (the "Warrant Agreement") between the Company and Venezolana de Inversiones y Construcciones Clerico, C.A. which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the Holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

         The Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

         The Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such Holder to purchase. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

         No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

         Neither the Warrants nor the Warrant Certificate entitles any Holder hereof to any of the rights of a stockholder of the Company.

         IN WITNESS WHEREOF, Benton Oil and Gas Company has caused the signature (or facsimile signature) of its Vice President and Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.

                                            BENTON OIL AND GAS COMPANY


                                            By:
                                               --------------------------------
                                                  David H. Pratt
                                                  Vice President-Finance


Attest:



-----------------------------------
Toni L. Jackson, Secretary

                                  PURCHASE FORM


         (To be executed upon exercise of Warrant). To Benton Oil and Gas
Company:

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $___________.

         Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:



                                           -----------------------------------

                                           -----------------------------------

                                           -----------------------------------

                                           -----------------------------------

                                                (Please Print Name, Address
                                                 and Social Security No.)


                                    Signature
                                             -------------------------------

                                    NOTE: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of assignee appearing in the assignment form below.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash.

Dated:                        , 19      Signature
      ------------------------     ---           -----------------------------


                                        Please Print Name

                                   ASSIGNMENT


         (To be executed only upon assignment of Warrant Certificate.)

         For value received, _________________ hereby sells, assigns and transfers unto the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________, attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:                         , 19
      -------------------------    ---




                                    -------------------------------------------
                                    NOTE: The above signature should correspond exactly with the name on the face of this Warrant Certificate.

                               WARRANT CERTIFICATE


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. ANY SALE PURSUANT TO CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS AND COMMON STOCK UNDERLYING SUCH WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

         No. VIN01                                   150,000 Warrants

                        VOID AFTER 5:00 P.M. LOS ANGELES
                              TIME ON JULY 15, 2004
                           BENTON OIL AND GAS COMPANY
                               WARRANT CERTIFICATE


         THIS CERTIFIES THAT for value received Venezolana de Inversiones y Construcciones Clerico, C.A., the registered holder hereof or registered assigns (the "Holder"), is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time from the Date Exercisable (as defined below) until 5:00 P.M., Los Angeles time, on July 15, 2004 (the "Expiration Date"), one fully paid and nonassessable share of the Common Stock (subject to adjustment), par value $0.01 per share (the "Common Stock"), of Benton Oil and Gas Company, a Delaware corporation (the "Company"), at the purchase price of $7.50 per share, subject to adjustment (the "Warrant Price"). Payment of the Warrant Price may be made in cash, or by certified or official bank check. The Warrant shall become exercisable at the following dates (the "Date Exercisable"):

         (i) Warrants to purchase 50,000 shares of Common Stock shall be exercisable at any time from 9:00 A.M., Los Angeles time on July 15, 1994 to the Expiration Date;

         (ii) Warrants to purchase 50,000 shares of Common Stock shall become exercisable at any time from 9:00 A.M., Los Angeles time on July 15, 1995 to the Expiration Date; and

         (iii) Warrants to purchase 50,000 shares of Common Stock shall become exercisable at any time from 9:00 A.M., Los Angeles time on July 15, 1996 to the Expiration Date.

         This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of July 15, 1994 (the "Warrant Agreement") between the Company and Venezolana de Inversiones y Construcciones Clerico, C.A. which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the Holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

         The Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company may treat the Holder hereof as the owner for all purposes.

         The Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the Holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such Holder to purchase. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

         No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

         Neither the Warrants nor the Warrant Certificate entitles any Holder hereof to any of the rights of a stockholder of the Company.

         IN WITNESS WHEREOF, Benton Oil and Gas Company has caused the signature (or facsimile signature) of its Vice President and Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.

                                         BENTON OIL AND GAS COMPANY


                                         By:
                                            ---------------------------------
                                             David H. Pratt
                                             Vice President-Finance


Attest:



------------------------------------
Toni L. Jackson, Secretary